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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               SEPTEMBER 15, 1999




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-30242                    72-1449411
(State or other jurisdiction      (Commission File              (IRS Employer
     of incorporation)                Number)                Identification No.)



             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)

                                 (225) 926-1000
              (Registrants' telephone number, including area code)




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ITEM 5. OTHER EVENTS.

         On September 15, 1999, Lamar Media Corp. acquired all of the outstanding capital stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation (collectively "Chancellor Outdoor") for consideration consisting of approximately $700 million of cash and 26,227,273 shares of Lamar Advertising Company Class A Common Stock valued at approximately $947 million.

         In order to update the financial statements filed on a Form 8-K on July 7, 1999 as supplemented by Forms 8-K filed on November 23, 1999, and on February 9, 2000 Lamar Advertising Company is filing this report to include updated pro forma financial information of Lamar Advertising Company giving effect to the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 Unaudited pro forma condensed consolidated statement of operations of Lamar Advertising Company giving effect to the Chancellor Outdoor acquisition for the year ended December 31, 1999. Filed herewith.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 6, 2000             LAMAR ADVERTISING COMPANY


                                     By: /s/ KEITH A. ISTRE
                                        ----------------------------------------
                                        Keith A. Istre
                                        Treasurer and Chief Financial Officer






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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Unaudited pro forma condensed consolidated statement of
                  operations of Lamar Advertising Company giving effect to the
                  Chancellor Outdoor acquisition for the year ended December 31,
                  1999. Filed herewith.